EXHIBIT 4.1a
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                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 15, 2001, by and among each of the persons listed on the signature page attached hereto (each a "New Subsidiary Guarantor" and collectively the "New Subsidiary Guarantors"), each a direct or indirect domestic Restricted Subsidiary of PSS World Medical, Inc. (formerly known as Physician Sales & Service, Inc., the "Company"), and SunTrust Bank, a Georgia banking corporation (formerly known as SunTrust Bank, Central Florida, National Association), as trustee (the "Trustee") under the Indenture referred to below.

                               W I T N E S S E T H

       WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 7, 1997, providing for the issuance of an aggregate principal amount of $250,000,000 of 8 1/2% Senior Subordinated Notes due 2007 (the "Notes");

         WHEREAS, Section 4.20 of the Indenture provides that under certain circumstances the Company may cause, and Section 4.20 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO NOTE GUARANTEE. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Articles XI and XII of the Indenture and to be bound by all other applicable provisions of the Indenture.
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         3. NO  RECOURSE  AGAINST  OTHERS.  No  director,  officer,  employee or stockholder, as such, of any New Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         4. NEW YORK LAW TO GOVERN. The Internal law of the State of New York shall govern and be used to construe this Supplemental Indenture but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantors.

         8. EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.



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         IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed as of the date first above written.

                                    NEW SUBSIDIARY GUARANTORS:

                                    PHYSICIAN SALES & SERVICE, INC., a
                                    Florida corporation

                                    By: /s/ David D. Klarner
                                        ----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary

                                    DI SERVICE GROUP, INC., a Florida
                                    corporation

                                    By: /s/ David D. Klarner
                                       -----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary

                                    LINEAR MEDICAL SYSTEMS, INC., an
                                    Arizona corporation

                                    By: /s/ David D. Klarner
                                       -----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary

                                    SOUTHEAST IMAGING SYSTEMS,
                                    INC., a Florida corporation

                                    By: /s/ David D. Klarner
                                       -----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary

                                    DXR IMAGING, INC., a California
                                    corporation

                                    By: /s/ David D. Klarner
                                       -----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary



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



                                    PHOENIX RADIOLOGY, LTD., a
                                    California company

                                    By: /s/ David D. Klarner
                                       -----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary

                                    DAVENPORT X-RAY COMPANY, INC.,
                                    a Texas corporation

                                    By: /s/ David D. Klarner
                                       -----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary

                                    L&W X-RAY COMPANY, INC., a Texas
                                    corporation

                                    By: /s/ David D. Klarner
                                       -----------------------------------------
                                          Name:  David D. Klarner
                                          Title: Vice President and Secretary

                                    TRUSTEE:
                                    SUNTRUST BANK
                                    as Trustee

                                    By: /s/ Lisa Derryberry
                                       -----------------------------------------
                                          Name:  Lisa Derryberry
                                          Title: Vice President




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